UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2017

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, the Compensation Committee of the Board of Directors (the Compensation Committee) of PDL BioPharma, Inc. (the Company) made decisions with respect to awards to the Company’s executive management under the 2017 Annual Bonus Plan, the 2014/2018 Long-Term Incentive Plan (2014/2018 LTIP), the 2015/2019 Long-Term Incentive Plan (2015/2019 LTIP) and the 2016/2020 Long-Term Incentive Plan (2016/2020 LTIP).

2017 Annual Bonus Plan

The Compensation Committee evaluated the Company’s performance against the 2017 corporate performance goals established for the Company’s 2017 Annual Bonus Plan. The Compensation Committee determined that no awards under the 2017 Annual Bonus Plan would be paid to the Company’s named executive officers because the threshold goal of acquiring specialty pharmaceutical assets or products with a value of at least $50 million had not been achieved.

One-time Payment

The Compensation Committee authorized a one-time payment of $125,000 for Mr. Pietzke to reflect his contribution to the Company in 2017.

2014/2018 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the income generating asset acquisitions acquired by the Company during 2014 and 2015 generating at least 75% of the projected cash flow for such assets during the 2017 calendar year, which goal was established by the Compensation Committee for the 2014/2018 LTIP in order to compensate, retain and incentivize its named executive officers for the vesting period of 2017 (the 2017 Vesting Period).

Under the 2014/2018 LTIP, each executive officer is eligible for (i) restricted stock vesting and (ii) cash payments. 16.667% of the amounts awardable under the 2014/2018 LTIP were eligible to be earned for the 2017 Vesting Period. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined that the 2017 Vesting Period goal had been achieved because the actual cash flow generated from income generating assets acquired by the Company during 2014 and 2015 exceeded 75% of the forecasted cash flows of such assets. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers who were eligible to receive payment for the 2017 Vesting Period are set forth in the chart below:

Name	Title	2014/2018 LTIP Cash Payment	2014/2018 LTIP Shares of Restricted Stock Vesting
John P. McLaughlin	Chief Executive Officer	$381,334	19,962
Christopher Stone	Vice President, General Counsel and Secretary	$97,724	5,116
Peter Garcia	Vice President and Chief Financial Officer	$96,948	5,075
Steffen Pietzke (1)	Vice President, Finance and Chief Accounting Officer	$—	—

(1)	Mr. Pietzke is not eligible to receive payment under the 2014/2018 LTIP because he joined the Company after eligibility under the plan expired.

2015/2019 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the income generating asset acquisitions acquired by the Company during 2015 and 2016 generating at least 80% of the projected cash flow for such assets during the 2017 calendar year, which goal was established by the Compensation Committee for the 2015/2019 LTIP in order to compensate, retain and incentivize its named executive officers for the 2017 vesting period Vesting Period.

Under the 2015/2019 LTIP, each executive officer is eligible for (i) restricted stock vesting and (ii) cash payments. 16.667% of the amounts awardable under the 2015/2019 LTIP were eligible to be earned for the 2017 Vesting Period. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined that the 2017 Vesting Period goal had been achieved because the actual cash flow generated from income generating assets acquired by the Company during 2015 and 2019 exceeded 80% of the forecasted cash flows of such assets. However, the goal with respect to the initial vesting period of 2015 and 2016 was achieved at a 92% level, so the Compensation Committee determined that the award for the 2017 Vesting Period would be paid at 92% of the target award. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers who were eligible to receive payment for the 2017 Vesting Period are set forth in the chart below:

Name	Title	2015/2019 LTIP Cash Payment	2015/2019 LTIP Shares of Restricted Stock Vesting
John P. McLaughlin	Chief Executive Officer	$350,827	19,812
Christopher Stone	Vice President, General Counsel and Secretary	$116,878	7,424
Peter Garcia	Vice President and Chief Financial Officer	$115,949	7,363
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$35,716	2,545

2016/2020 Long-Term Incentive Plan

The Compensation Committee evaluated the Company’s performance against a performance goal of the amount of cash deployed in the Company’s income generating asset acquisitions that was established by the Compensation Committee for the 2016/2020 LTIP in order to compensate, retain and incentivize its named executive officers for the initial vesting period of 2016 and 2017 (the Initial Vesting Period).

Under the 2016/2020 LTIP, each executive officer is eligible for (i) restricted stock vesting and (ii) cash payments. With respect to the Initial Vesting Period, 50% of the amounts awardable under the 2016/2020 LTIP are eligible to be earned in December 2017. The target payments are adjustable at the discretion of the Compensation Committee.

Following its review, the Compensation Committee determined and the Board approved, that, based on the Company having acquired $262.0 million in income generating assets during 2016 and 2017 that the award would be paid at 66% of the target award. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers who were eligible to receive payment for the Initial Vesting Period are set forth in the chart below:

Name	Title	2016/2020 LTIP Cash Payment	2016/2020 LTIP Shares of Restricted Stock Vesting
John P. McLaughlin	Chief Executive Officer	$758,073	100,897
Christopher Stone	Vice President, General Counsel and Secretary	$252,552	33,614
Peter Garcia	Vice President and Chief Financial Officer	$250,546	33,347
Steffen Pietzke	Vice President, Finance and Chief Accounting Officer	$77,176	10,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
Chief Executive Officer

Dated: December 21, 2017